CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION
                                                                   EXHIBIT 10.44

                             FIRST AMENDMENT TO THE
                         SUPPLY AND MARKETING AGREEMENT
                                     BETWEEN
                          PENTECH PHARMACEUTICALS, INC.
                                       AND
                            PAR PHARMACEUTICAL, INC.


THIS FIRST AMENDMENT TO THE TO THE SUPPLY AND MARKETING AGREEMENT (THIS "AMENDMENT"), dated as of November 12, 2002, is hereby entered into by and between Pentech Pharmaceuticals, Inc. ("Pentech"), an Illinois corporation, having offices at 3315 Algonquin Road, Rolling Meadows, Illinois 60008 and Par Pharmaceutical, Inc. ("Par"), a New Jersey corporation, having offices at One Ram Ridge Road, Spring Valley, New York 10977.

WHEREAS, Pentech and Par have previously entered into that certain Supply And Marketing Agreement dated as of November 19, 2001 (the "Supply and Marketing Agreement"); and,

WHEREAS, Pentech and Par wish to amend the Supply and Marketing Agreement by entering into this Amendment on the terms and conditions and for the purposes set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the receipt and sufficiency of which is hereby acknowledged, Pentech and Par agree as follows:

DEFINITIONS.
Any capitalized terms used herein which are not defined herein, shall have the meaning set forth in the Supply and Marketing Agreement. The definition of "Agreement" in the Supply and Marketing Agreement shall hereby be deleted in its entirety and replaced with the following new definition.
          "Agreement" shall mean this Supply and Marketing Agreement as amended from time to time.

The definition of "Cost of Goods" in the Supply and Marketing Agreement shall hereby be amended by appending the following to the definition of "Cost of Goods".
          Cost of Goods shall also include any license, royalty, profit or similar payment required to be made by Par to a third party in connection with Par's sale of a paroxetine product.

The following new definitions shall hereby be added to the Agreement.
          "Project" shall mean all activities in conjunction with developing and obtaining regulatory approval for a paroxetine product.

AMENDMENTS.
Section 2.2 of the Supply and Marketing Agreement shall be deleted in its entirety and replaced with the following new Section 2.2.
          2.2 LEGAL COUNSEL AND EXPENSES. In connection with the Paragraph IV Litigation, and as additional consideration for the exclusive right to market, sell and distribute paroxetine products in the Territory on behalf of Pentech, Par and Pentech hereby agree that Par shall have the sole and exclusive control of the Paragraph IV Litigation and all regulatory activities related to the Project. Par shall assume full responsibility for meeting the regulatory requirements in connection with the Project, including but not limited to maintaining cGMP compliance; provided however, that (1) the Chicago facility shall be dedicated to the Project and Pentech shall produce no other products at this facility and (2) Pentech shall cooperate with Par in good faith to resolve any regulatory compliance issues which may arise in connection with the Project. Pentech and Par further agree that Par shall employ Edward Haug, Esq., and his associates, of Frommer Lawrence & Haug LLP, 745 Fifth Avenue, New York, New York 10151 ("FLH"), as its primary legal counsel in connection with the Paragraph IV Litigation and all regulatory activities related to the Project. The President (or similar officer if there is no President) of Pentech, acting in good faith and in furtherance of the Paragraph IV

                             Exhibit 10.44 - Page 1
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          Litigation and in obtaining regulatory approval for a paroxetine product, shall be allowed unlimited access to an contact with FLH in connection with the Paragraph IV Litigation and regulatory activities related to the Project. In addition, Pentech and Par each agree that Par will be fully responsible for all reasonable legal fees and expenses incurred by Pentech after the date of this Agreement resulting directly from the Paragraph IV Litigation. Notwithstanding anything to the contrary contained herein, in no event shall Par reimburse Pentech or be responsible to pay for any litigation fees and/or expenses (legal or otherwise) incurred before the signing of the Agreement nor any other Development Costs associated with the Project (other than the Funding Payments). All fees to be paid by Par under this Section 2.2 shall be paid by Par within thirty (30) days of Par's receipt of an invoice for such fees and expenses. All payments under this Section 2.2 are nonrefundable but legal expenses in excess of two million dollars ($2,000,000) shall be fully creditable against Profit Payments which become due and payable to Pentech pursuant to this Agreement.

Section 2.3 of the Supply and Marketing Agreement shall be amended by appending the following to the end of Section 2.3.
          Par and Pentech further agree that in the event of any settlement to which Pentech and a third party are parties, which relates to paroxetine, Par will first be reimbursed for all of its direct costs related to the development and marketing of paroxetine, including but not limited to manufacturing related costs (e.g. spray drying equipment, facility modifications and API start-up costs) and legal expenses, out of any amounts received in the settlement by Par and Pentech, any remaining amounts that are received by Par and Pentech out of such a settlement will be divided *% to Par and *% to Pentech.

Article 2 of the Supply and Marketing Agreement shall be amended by adding the following new section, Section 2.4.
          2.4 PROJECT MANAGEMENT. Par shall have sole decision making control over the Project. In connection therewith, Par shall determine who shall work on the Project, and shall have discretion to employ individuals of its choosing to work on the Project. During the term of the Project, Pentech will provide such space and administrative support at its Chicago facility as Par may require for those Par employees which Par chooses to have work on the Project in Chicago from time to time. All Pentech employees who Par may elect to work on the project, shall work on the Project under the direction of Par. However, all such Pentech employees shall remain employees of Pentech and shall remain the sole responsibility and risk of Pentech. During the period from January 1, 2003 through December 31, 2003, Par shall reimburse Pentech for its reasonable corporate costs associated with the Project, up to a maximum of One Million Three Hundred Thousand Dollars ($1,300,000), including Pentech's expenses in employing individuals to work on the Project. To the extent that Pentech has allocated certain employees to work on the Project, and Par elects to not have such individuals work on the Project, Par will not reimburse Pentech for any expenses associated with such employees following Par's removal of such employees from the Project. Pentech may continue to employ (for work on other matters) or terminate such employees at Pentech's sole risk and expense. In no event will Par be responsible for (1) any legal expenses of Pentech that do not arise out of the Paragraph IV Litigation or the process of obtaining regulatory approval for the Product, or (2) any Pentech expenses which are not directly related to the Project.
Section 5.2 of the Supply and Marketing Agreement shall be deleted in its entirety, including all subsections, and replaced by the following new section 5.2.
          5.2 PROFIT PAYMENT. In addition to the Transfer/Contract Price Payment and subject to Section 3.1 hereof, Par shall pay Pentech the following Profit Payments:

               (A) Subject to Section 3.1, during the Term and any Renewal Term, the Profit Payment to be paid by Par to Pentech shall equal *% of the Gross Profit generated by Par from sales of capsule paroxetine product.

               (B) To the extent that Par markets a generic tablet version of paroxetine, during the Term of this Agreement and any Renewal Term, Par shall pay to Pentech a Profit Payment in the amount of *% of Par's gross profit generated by sales of the tablet version of paroxetine. Par's gross profit generated by sales of the tablet version shall be calculated using the same methodology as

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                         ASTERISKS DENOTE SUCH OMISSION
               set forth herein for calculating the Gross Profit for sales of the capsule and shall include as a "Cost of Goods" any license, royalty, profit or similar payment required to be made by Par to a third party in connection with Par's sale of the tablet version of the paroxetine as well as any payments similar to the Transfer/Contract Price Payment, which are made to a third Party in connection with the tablets..

MANUFACTURING AND SUPPLY. Pentech and Par each recognize that as development of the project has progressed there have been modifications to the allocation of responsibility between the parties in regards to the development of a commercial paroxetine product, including manufacturing and supply responsibilities. Therefore, Pentech and Par hereby agree to negotiate in good faith to amend those portions of the Supply and Marketing Agreement which pertain to manufacturing and supply, in order to accurately reflect the relationship contemplated by the parties.
ENTIRE AGREEMENT; AMENDMENT. This Amendment together with the Supply and Marketing Agreement (as amended by this Amendment) constitute the complete and entire understanding between the Parties with respect to the activities anticipated hereunder and thereunder, superseding and replacing all prior oral or written agreements, communications, representations, proposals, or negotiations specifically relating to the activities hereunder and thereunder and the subject matter hereof and thereof. No change or addition to or variation nor amendment of this Amendment, nor any cancellation or waiver of any of the terms or provisions hereof, nor any alteration or modification of any of the terms and conditions hereof, shall be effective or valid and binding on either Party unless in writing and signed by a duly authorized representative of each Party. All terms of the Agreement not specifically addressed or set forth in this Amendment shall continue to apply in full force and effect, and shall apply equally to this Amendment itself (e.g. confidentiality, notice, etc.). To the extent that there is any inconsistency between the terms of the Supply and Marketing Agreement and this Amendment, the terms of this Amendment shall govern.
COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

PENTECH PHARMACEUTICALS, INC.              PAR PHARMACEUTICAL, INC.

By:/S/ AL HUMMEL                           By:/S/ SCOTT TARRIFF
   ----------------------------------         ---------------------------------

Name: AL HUMMEL                            Name: SCOTT TARRIFF
      -------------------------------           -------------------------------

Title: PRESIDENT AND CHIEF EXECUTIVE       Title: PRESIDENT AND CHIEF EXECUTIVE
       OFFICER                                    OFFICER

                             Exhibit 10.44 - Page 3

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